Exhibit 10.3

Amendment 2021 to the LTIP 2020

In consideration of the planned initial public offering and listing of the Company’s1 registered shares with a nominal value of CHF 0.10 each (Class A Shares) on the New York Stock Exchange (“IPO”), Compensation Committee states that

•	such IPO will qualify as a Listing in accordance with the rules of the LTIP 2020;

•	a Listing constitutes an Exit Event and leads to a full vesting of the Options granted under the LTIP 2020;

•	the number of Options vested is determined based on the level of achievement of IRR at Exit in accordance with Annex 1 of the LTIP 2020;

•	upon occurrence of an Exit Event, Option Grants may be accelerated and the terms and conditions of the LTIP 2020 may be amended.

Therefore, the Compensation Committee proposes and the Board of Directors of the Company approves the following decisions based on the rules of the LTIP 2020:

1.	Vesting due to Exit

In case of a successful IPO and in consideration of the IRR achievements reached, 100% of the Options granted under the LTIP 2020 shall vest no later than 75 days since the first trading day (“Vesting Date”) and become Vested Options. Such vesting shall, however, solely apply to Participants whose employment with a Subsidiary has not been terminated as of the first trading day (“IPO Date”).

2.	Option Grants

2.1.	Exercise Price

Due to the listing of the Class A Shares at the New York Stock Exchange, the Exercise Price shall be switched from CHF into USD and fixed at the exchange rate of 1 USD = 0.92 CHF.

2.2.	Acceleration of Option Grant 2022

•	The Option Grant scheduled for March 31, 2022 shall be accelerated to a date no later than 75 days since the IPO Date;

•	such Options shall be Vested Options as of the Granting Date;

•	the Exercise Price shall be set at USD 7.73 for previous Participants, at USD 12.36 for Participants who joined in 2021 (before July 1, 2021), and at the US Valuation Price for US Participants;

•	Shares acquired upon exercise of Vested Options shall be subject to a lock-up period until the first anniversary of the IPO Date.

[1]	Capitalized terms used in this amendment but not defined herein shall have the respective meaning assigned to such terms in the LTIP 2020.

2.3.	Acceleration of Option Grant 2023

•	The Option Grant scheduled for March 31, 2023 shall be accelerated to a date no later than 75 days since the IPO Date;

•	such Options shall be Vested Options as of the Granting Date;

•	the Exercise Price shall be set at USD 7.73 for previous Participants, at USD 12.36 for Participants who joined in 2021 (before July 1, 2021), and at the US Valuation Price for US Participants;

•	Shares acquired upon exercise of Vested Options shall be subject to a lock-up period until the second anniversary of the IPO Date.

2.4.	Acceleration of Option Grant 2024

•	The Option Grant scheduled for March 31, 2023 shall be accelerated to December 2022;

•	such Options shall be vested Options;

•

the Exercise Price shall be set at USD 7.73 for previous Participants, at USD 12.36 for Participants who joined in 2021 (before July 1, 2021), at the Valuation Price of the first trading day of the year 2022 for Participants of Group 4 and 5, and at the US Valuation Price for US Participants;

•	Shares acquired upon exercise of Vested Options shall be subject to a lock-up period until the third anniversary of the IPO Date.

Due to the changes in the capital structure of the Company and the planned IPO, the Compensation Committee proposes and the Board of Directors of the Company approves the following amendments to the LTIP 2020 and the following adjustments to the terms of the Option Grants made under the LTIP 2020:

3.	Amendment to LTIP 2020

3.1.	Section 1: Definitions

Class A Share	shall mean a registered common share of the Company with a nominal value of CHF 0.10.

Class B Share	shall mean a registered share of the Company with a nominal value of CHF 0.01 (voting right share).

IPO Date	shall mean the first trading day of the Class A Shares on a recognized stock exchange.

Shares	shall mean the Class A Shares, Class B Shares or any or both of them (each a “Share”).

3.2.	Section 3.3: Number of Options

The maximum aggregate number of Shares which may be issued pursuant to all Options under the LTIP 2020 is 9,062,962 Class A Shares and 15,812,500 of Class B Shares of the Company (Class B Shares are exclusively reserved for Options to be granted to the members of the Executive Committee). Any Options granted but forfeited in accordance with sections 9.1.1, 9.2.1 or 9.3.1 of the Plan or any Options granted but not vested according to section 5.3 of the Plan shall be forfeited and not be reallocated to other or new Participants.

3.3.	Section 5.2: Option Terms

The Exercise Price of an Option shall be set by the Board of Directors and shall not be less than USD 7.73 for a Class A Share and USD 0.77 for a Class B Share for all Participants; for US Participants, the Exercise Price shall in any case not be less than the US Valuation Price applicable at the Granting Date.

3.4.	Section 6.2: Cash Exercise

Options exercised in cash shall be settled by way of issuance and transfer of Shares (subject to the rules and requirements of sections 6.3, 7 and 8 of this Plan) against full payment of (i) the Exercise Price and (ii) if requested by the Company, the applicable Tax Withholding. The Participant shall make these payments in cash no later than 5 days since the filing of the notice of exercise. Alternatively, the Participant will be requested to sell the number of Shares necessary to capture the Tax Withholding. The (net number of) Shares shall be subject to the lock-up period according to section 6.3 if any.

3.5.	Section 6.3: Lock-up Period

Unless specified otherwise in the individual Option Agreement, Shares acquired upon exercise of Vested Options shall be subject to the following lock-up periods:

Shares acquired upon exercise of	Lock-up period
Options granted on March 31, 2021	No lock-up period[2]
Accelerated Option Grant 2022	Lock-up period until the earlier of the first anniversary of the IPO Date or December 31, 2023
Accelerated Option Grant 2023	Lock-up period until the earlier of the second anniversary of the IPO Date or December 31, 2024
Accelerated Option Grant 2024	Lock-up period until the earlier of the third anniversary of the IPO Date or December 31, 2025

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The Shares acquired upon exercise of Options granted on March 31, 2021, will, however, be subject to the lock-up/market stand-off provisions as required by and agreed with the underwriter(s)/joint global coordinator(s).

Any other rules of the LTPP 2020 remain unchanged and shall continue to apply.

4.	Adjustment of Option Grants made under the LTIP 2020

The share capital increase by an increase of the nominal value of the Class A Shares of the Company from CHF 10.00 to CHF 125.00 per share, and of the Class B Shares of the Company from CHF 1.00 to CHF 12.50 and the subsequent share split whereby one registered share is split into 1,250 registered shares, i.e. one Class A Share with a nominal value of CHF 125 is split into 1,250 Class A Shares with a nominal value of CHF 0.10 each, and one Class B Share with a nominal value of CHF 12.50 is split into 1,250 Class B Shares with a nominal value of CHF 0.01 each, requires an adjustment of the number of Options by the factor 1,250 as well as an adjustment of the exercise price by the divisor 1,250. Therefore, the number of Options granted but not yet exercised under the LTIP 2020 shall be amended as follows:

1 option (granted) = 1,250 options (adjusted)

Furthermore, the Exercise Price of the granted Option shall be amended as follows:

Exercise Price CHF 8,884 = Exercise Price USD 7.73 (adjusted) Exercise Price CHF 9,125 = Exercise Price USD 7.93 (adjusted)

Furthermore, due to administrative and technical reasons, the Vesting Date shall be postponed at a date no later than 75 days since the IPO Date (date to be set and communicated by the Compensation Committee).

Zurich, August 22, 2021

/s/ David Allemann	/s/ Caspar Coppetti
David Allemann	Caspar Coppetti
Co-Chairman of the Board of Directors	Co-Chairman of the Board of Directors

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